POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Robert J. Cooney and William R. Bauerle, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in his capacity as an officer, director, or both of Laser Storm, Inc., a Colorado corporation ("Company"), to sign the Company's Registration Statement on Form SB-2, and any and all amendments thereto (including post-effective amendments) and to file the same with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or agents or any of them, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

Signature                            Title                                       Date
---------                            -----                                       ----

/s/ Robert J. Cooney
-----------------------------        Chairman of the Board, Chief                September 27, 1996
Robert J. Cooney                     Executive Officer, Treasurer
                                     and Director

/s/ William R. Bauerle
-----------------------------        President, Chief Operating                  September 27, 1996
William R. Bauerle                   Officer, Secretary and Director


/s/ Frank J. Ball
----------------------------         Executive Vice President,                   September 27, 1996
Frank J. Ball                        Operations, General Counsel
                                     and Director

/s/ Harrison A. Price
----------------------------         Director                                    September 27, 1996
Harrison A. Price


/s/ Harold Skripsky
----------------------------         Director                                    September 27, 1996
Harold Skripsky
